Exhibit T3A-90

GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

CORPORATIONS DIVISION

C E R T I F I C A T E

THIS IS TO CERTIFY that the attached is a true and correct copy of the documents for this entity as shown by the records of this office.

VENTUREFORTH LLC

IN TESTIMONY WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 9/15/2021 4:35 PM

Business and Professional Licensing Administration
/s/ JOSEF G. GASIMOV
JOSEF G. GASIMOV Superintendent of Corporations, Corporations Division

Muriel Bowser

Mayor

Tracking #: FUWAGuE5

GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

C E R T I F I C A T E

THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Limited Liability Company Act have been complied with and accordingly, this CERTIFICATE OF ORGANIZATION is hereby issued to:

VENTUREFORTH LLC

IN WITNESS WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of the 8th day of February, 2011.

NICHOLAS A. MAJETT Director Business and Professional Licensing Administration

/s/ PATRICIA E. GRAYS
PATRICIA E. GRAYS Superintendent of Corporations Corporations Division

Vincent C. Gray

Mayor

ARTICLES OF ORGANIZATION

OF

VentureForth LLC

Pursuant to Title 29, Chapter 10 of the District of Columbia Code (the D.C. Limited Liability Company Act of 1994), the organizer named below adopts the following Articles of Organization:

FIRST: The name of the limited liability company is: VentureForth LLC

SECOND: The effective date of these articles shall be the date these articles are filed with the Corporations Division of the District of Columbia’s Department of Consumer and Regulatory Affairs.

THIRD: The period of duration of this limited liability company shall be perpetual.

FOURTH: The purpose for which this limited liability company has been organized is to engage in health care - herbal theraputics.

FIFTH: The street address of its initial registered office is 700 12th Street NW, Suite 700, Washington, DC 20005, and the name of its registered agent at such address is United States Corporation Agents, Inc. This agent’s consent to act as registered agent for the company is evidenced in the attached executed “Written Consent to Act as Registered Agent.”

SIXTH: The limited liability company’s principal place of business is: 1750 K. Street NW, Suite 1200, Washington DC, Dist. of Columbia 20006.

SEVENTH: The number of organizers of this limited liability company is one. The name and address of the organizer is LegalZoom.com, Inc., 101 N. Brand Blvd., 11th Floor, Glendale, CA 91203.

IN WITNESS WHEREOF, the undersigned organizer has executed these Articles of Organization on the date below.

Date: February 3, 2011

LegalZoom.com, Inc., Organizer

By:	/s/ Karla Figueroa
Karla Figueroa